UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2007

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On March 14, 2007, Vista Gold Corp. (“Vista”) announced that, subject to receipt of all necessary regulatory and other approvals, it has entered into a new agreement with Luzon Minerals Ltd. (“Luzon”) with respect to the Amayapampa Project.  Under the terms of the new agreement, Vista has granted to Luzon an exclusive option to purchase 90% of Vista’s interest in the Amayapampa Project for a term of 18 months and subject to the exercise of the option to purchase, a right of first offer over Vista’s remaining 10% interest.  This agreement replaces all prior agreements between Vista and Luzon with respect to Amayapampa Project.

In consideration for the option to purchase and the right of first offer, Luzon has agreed to complete a National Instrument 43-101 compliant feasibility study by September 14, 2007, and to arrange for 100% of the Project’s financing required for the construction, development and commencement of commercial mining operations at the levels recommended in the feasibility study (including all working capital), by no later than September 14, 2008.  Vista may extend the delivery deadline for the feasibility study for a further six months under certain circumstances and for further consideration of $20,000 per month to be paid by Luzon to Vista.

In addition, Vista will retain a 10% of the net proceeds interest in the Project which shall be “carried” to the point of commencement of commercial production and Luzon will grant Vista a production royalty.  The net smelter return royalty will be 2.5% when gold is less than $500 per ounce and 3.5% when gold is at or above $500 per ounce.  If the feasibility study indicates proven and probable reserves at the Amayapampa Project are greater than 685,252 ounces of gold, then the net smelter return royalties on production above 548,202 ounces of gold shall be reduced to 1.0% when gold is less than $500 per ounce and 2.0% when the gold price is at or above $500 per ounce.

Luzon’s ability to exercise the option to purchase is subject to Luzon satisfying a number of conditions set out in the new agreement.  Subject to Luzon’s right to extend the term of the agreement in certain circumstances, the agreement will terminate on September 14, 2008, unless the option to purchase has been exercised by Luzon prior to such date.  The preceding description of the terms of the agreement with Luzon is qualified in its entirety by reference to the form of this document, a copy of which was filed as Exhibit 10.53 to Vista’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the U.S. Securities and Exchange Commission on March 15, 2007, and is incorporated herein by reference.

Item 8.01            Other Events.

On March 14, 2007, Vista issued a press release announcing its entry into the new agreement with Luzon as set forth in Item 1.01 hereof.  The press release is furnished as Exhibit 99.1 and is attached hereto.

On March 15, 2007, Vista issued a press release reporting, among other things, its financial results for the year ended December 31, 2006 as reported in Vista’s Annual Report on Form 10-K as filed earlier that day with the U.S. Securities and Exchange Commission.  The press release is furnished as Exhibit 99.2 and is attached hereto.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press Release of Vista Gold Corp. dated March 14, 2007
Exhibit 99.2	Press Release of Vista Gold Corp. dated March 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Howard M. Harlan
Howard M. Harlan
Vice President, Business Development

Date: March 16, 2007